EXHIBIT 4.4


                            CALLON PETROLEUM COMPANY



                              AMENDED AND RESTATED
                            1996 STOCK INCENTIVE PLAN


                                 August 23, 1996
                                 and as Amended
                                 August 20, 1998


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                                TABLE OF CONTENTS


                                                                           PAGE
ARTICLE I.  GENERAL..........................................................1
      Section 1.1.  Purpose..................................................1
      Section 1.2.  Administration...........................................1
      Section 1.3.  Eligibility for Participation............................1
      Section 1.4.  Types of Awards Under Plan...............................2
      Section 1.5.  Aggregate Limitation on Awards...........................2
      Section 1.6.  Effective Date and Term of Plan..........................2
ARTICLE II.  STOCK OPTIONS...................................................2
      Section 2.1.  Award of Stock Options...................................2
      Section 2.2.  Stock Option Agreements..................................3
      Section 2.3.  Stock Option Price.......................................3
      Section 2.4.  Term and Exercise........................................3
      Section 2.5.  Manner of Payment........................................3
      Section 2.6.  Issuance of Certificates.................................3
      Section 2.7.  Death, Retirement and Termination of Employment of
                      Optionee...............................................3
ARTICLE III.  INCENTIVE STOCK OPTIONS........................................3
      Section 3.1.  Award of Incentive Stock Options.........................4
      Section 3.2.  Incentive Stock Option Agreements........................4
      Section 3.3.  Incentive Stock Option Price.............................4
      Section 3.4.  Term and Exercise........................................4
      Section 3.5.  Maximum Amount of Incentive Stock Option Grant...........4
      Section 3.6.  Death of Optionee........................................4
      Section 3.7.  Retirement or Disability.................................4
      Section 3.8.  Termination for Other Reasons............................5
      Section 3.9.  Termination for Cause....................................5
      Section 3.10. Code Requirements........................................5
ARTICLE IV.  PERFORMANCE SHARE AWARDS........................................5
      Section 4.1.  Awards Granted by Plan Administrator.....................5
      Section 4.2.  Amount of Award..........................................5
      Section 4.3.  Communication of Award...................................5
      Section 4.4.  Amount of Award Payable..................................5
      Section 4.5.  Payments of Awards.......................................6
      Section 4.6.  Termination of Employment................................6
      Section 4.7.  Transfer Restriction.....................................6
ARTICLE V.  AUTOMATIC GRANTS.................................................6
      Section 5.1.  Grant....................................................6
      Section 5.2.  Applicable Provisions....................................6
ARTICLE VI.  MISCELLANEOUS...................................................6
      Section 6.1.  General Restriction......................................6
      Section 6.2.  Non-Assignability........................................6
      Section 6.3.  Withholding Taxes........................................6
      Section 6.4.  Right to Terminate Employment............................7
      Section 6.5.  Non-Uniform Determinations...............................7
      Section 6.6.  Rights as a Stockholder..................................7
      Section 6.7.  Definitions..............................................7
      Section 6.8.  Leaves of Absence........................................7
      Section 6.9.  Newly Eligible Employees.................................8
      Section 6.10.  Adjustments.............................................8
      Section 6.11.  Changes in the Company's Capital Structure..............8
      Section 6.12.  Amendment of the Plan...................................9
      Section 6.13.  No Loss of Rights of Grantee of an Award................9


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                            CALLON PETROLEUM COMPANY

                            1996 STOCK INCENTIVE PLAN


                               ARTICLE I. GENERAL

      Section 1.1. Purpose. The purposes of this Stock Incentive Plan (the "Plan") are to: (1) associate the interests of the management of CALLON PETROLEUM COMPANY and its subsidiaries and affiliates (collectively referred to as the "Company") closely with the stockholders to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders; (2) provide management with a proprietary ownership interest in the Company commensurate with Company performance, as reflected in increased stockholder value; (3) maintain competitive compensation levels thereby attracting and retaining highly competent and talented directors, employees and consultants; and (4) provide an incentive to management for continuous employment with the Company. Certain capitalized terms are defined in Section 6.7.

      Section 1.2. Administration.

            (a) The Plan shall be administered by (i) the Board of Directors of the Company, (ii) any duly constituted committee of the Board of Directors consisting of at least two members of the Board of Directors, all of whom shall be Non-Employee Directors, or (iii) any other duly constituted committee of the Board of Directors. Such administrating party shall be referred to herein as the "Plan Administrator".

            (b) The Plan Administrator shall have the authority, in its sole discretion and from time to time to:

                   (i) designate the officers, key employees and consultants of the Company and its Subsidiaries eligible to participate in the Plan;

                   (ii) grant Awards provided in the Plan in such form and
            amount as the Plan Administrator shall determine;

                   (iii) impose such limitations, restrictions and conditions, not inconsistent with this Plan, upon any such Award as the Plan Administrator shall deem appropriate; and

                   (iv) interpret the Plan and any agreement, instrument or
            other document executed in connection with the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

            (c) Decisions and determinations of the Plan Administrator on all matters relating to the Plan shall be in its sole discretion and shall be final, conclusive and binding upon all persons, including the Company, any participant, any stockholder of the Company, any employee and any consultant. No member of any committee acting as Plan Administrator shall be liable for any action taken or decision made relating to the Plan or any Award thereunder.

      Section 1.3. Eligibility for Participation. Participants in the Plan shall be selected by the Plan Administrator from the directors, executive officers and other key employees and consultants of the Company and executive officers and key employees and consultants of any Subsidiary of the Company who have the capability of making a substantial contribution to the success of the Company. In making this selection and in determining the form and amount of awards, the Plan Administrator shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to the Company's profitability and growth. For the purposes of this Plan, the term "Subsidiary" means any corporation or other entity of which at least 50% of the voting securities are owned by the Company directly or through one or more other corporations, each of which is also a Subsidiary. With respect to non-corporate entities, Subsidiary shall mean an entity managed or controlled by the Company or any Subsidiary and with respect to which the Company or any Subsidiary is allocated more than half of the profits and losses thereof.

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      Section 1.4. Types of Awards Under Plan. Awards under the Plan may be in the form of any or more of the following:

            (i) Stock Options, as described in Article II;

           (ii) Incentive Stock Options, as described in Article III; and/or

          (iii) Performance Shares, as described in Article IV.

Awards under the Plan shall be evidenced by an Award Agreement between the Company and the recipient of the Award, in form and substance satisfactory to the Plan Administrator, and not inconsistent with this Plan. Award Agreements may provide such vesting schedules for Stock Options, Incentive Stock Options and Performance Shares, and such other terms, conditions and provisions as are not inconsistent with the terms of this Plan. Subject to the express provisions of the Plan, and within the limitations of the Plan, the Plan Administrator may modify, extend or renew outstanding Award Agreements, or accept the surrender of outstanding Awards and authorize the granting of new Awards in substitution therefor. However, except as provided in Sections 6.1(i), 6.1(ii) and 6.11(d)(3) of this Plan, no modification of an Award shall impair the rights of the holder thereof without his consent.

      Section 1.5. Aggregate Limitation on Awards.

            (a) Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of Common Stock of the Company ("Common Stock"). The maximum number of shares of Common Stock which may be issued pursuant to Awards issued under the Plan shall be 1,200,000, which may be increased by the Board of Directors pursuant to Section 6.12.

            (b) For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan at any time:

                   (i) all the shares issued (including the shares, if any,
            withheld for tax withholding requirements) under the Plan shall be counted when issued upon exercise of a Stock Option or Incentive Stock Option; and

                    only the net shares issued as Performance Shares shall be
            counted (shares reacquired by the Company because of failure to achieve a performance target or failure to become fully vested for any other reason shall again be available for issuance under the
            Plan).

            (c) Shares tendered by a participant as payment for shares issued upon exercise of a Stock Option or Incentive Stock Option shall be available for issuance under the Plan. Any shares of Common Stock subject to a Stock Option or Incentive Stock Option which for any reason is terminated unexercised or expires shall again be available for issuance under the Plan.

      Section 1.6. Effective Date and Term of Plan.

            (a) The Plan shall become effective on the date adopted by the Board of Directors, subject to approval by the holders of a majority of the shares of Common Stock at a meeting or by written consent.

            (b) The Plan and all Awards made under the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

                            ARTICLE II. STOCK OPTIONS

      Section 2.1. Award of Stock Options. The Plan Administrator may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Plan Administrator may prescribe, grant to any participant in the Plan one or more options to purchase for cash or shares the number of shares of Common Stock ("Stock Options") allotted by the Plan Administrator. The date a Stock Option is granted shall mean the date selected by the Plan Administrator as of which the Plan Administrator allots a specific number of shares to a participant pursuant to the Plan.


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      Section 2.2. Stock Option Agreements. The grant of a Stock Option shall be evidenced by a written Award Agreement, executed by the Company and the holder of a Stock Option (the "Optionee"), stating the number of shares of Common Stock subject to the Stock Option evidenced thereby, and in such form as the Plan Administrator may from time to time determine.

      Section 2.3. Stock Option Price. The option price per share of Common Stock deliverable upon the exercise of a Stock Option shall be 100% of the fair market value of a share of Common Stock on the date the Stock Option is granted unless otherwise determined by the Plan Administrator.

      Section 2.4. Term and Exercise. A Stock Option shall not be exercisable prior to six months from the date of its grant, unless a shorter period is provided by the Plan Administrator or by another Section of this Plan, and may be subject to such vesting scheduling and term ("Option Term") as the Plan Administrator may provide in an Award Agreement. No Stock Option shall be exercisable after the expiration of its Option Term.

      Section 2.5. Manner of Payment. Each Award Agreement providing for Stock Options shall set forth the procedure governing the exercise of the Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the Optionee shall pay to the Company, in full, the option price for such shares with cash or, if duly authorized by the Plan Administrator, Common Stock.

      Section 2.6. Issuance of Certificates. As soon as practicable after receipt of payment, the Company shall deliver to the Optionee a certificate or certificates for such shares of Common Stock. The Optionee shall become a stockholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a stockholder.

      Section 2.7. Death, Retirement and Termination of Employment of Optionee. Unless otherwise provided in an Award Agreement or otherwise agreed to by the Plan Administrator:

            (a) Upon the death of the Optionee, any rights to the extent exercisable on the date of death may be exercised by the Optionee's estate, or by a person who acquires the right to exercise such Stock Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both (i) the remaining Option Term of the Stock Option and (ii) one year. The provisions of this Section shall apply notwithstanding the fact that the Optionee's employment may have terminated prior to death, but only to the extent of any rights exercisable on the date of death.

            (b) Upon termination of the Optionee's employment by reason of retirement or permanent disability (as each is determined by the Plan Administrator), the Optionee may exercise any Stock Options, provided such option exercise occurs within both (i) the remaining Option Term of the Stock Option and (ii) six months (in the case of permanent disability) or three months (in the case of retirement).

            (c) Upon termination of the Optionee's employment by reason other than death, retirement, disability or cause (as each is determined by the Plan Administrator), the Optionee may exercise any Stock Options, provided such option exercise occurs within both (i) the remaining Option Term of the Stock Option and (ii) 30 days of the date of termination.

            (d) Except as provided in Subsections (a), (b) and (c) of this
      Section 2.7, all Stock Options shall terminate immediately upon the termination of the Optionee's employment.

                      ARTICLE III. INCENTIVE STOCK OPTIONS

      Section 3.1. Award of Incentive Stock Options. The Plan Administrator may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Plan Administrator may prescribe, grant to any officer or key employee who is a participant in the Plan one or more "incentive stock options" (intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Stock Options")) to purchase for cash or shares the number of shares of Common Stock allotted by the Plan Administrator. No Incentive Stock Options shall be made under the Plan after the tenth anniversary of the effective date of the Plan. The date an Incentive Stock Option is granted


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shall mean the date selected by the Plan Administrator as of which the Plan
Administrator allots a specific number of shares to a participant pursuant to the Plan. Notwithstanding the foregoing, Incentive Stock Options shall not be granted to any owner of 10% or more of the total combined voting power of the Company and its subsidiaries.

      Section 3.2. Incentive Stock Option Agreements. The grant of an Incentive Stock Option shall be evidenced by a written Award Agreement, executed by the Company and the holder of an Incentive Stock Option (the "Optionee"), stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby, and in such form as the Plan Administrator may from time to time determine.

      Section 3.3. Incentive Stock Option Price. The option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be 100% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted.

      Section 3.4. Term and Exercise. Each Incentive Stock Option shall not be exercisable prior to six months from the date of its grant and unless a shorter period is provided by the Plan Administrator or another Section of this Plan, may be exercised during a period of ten years from the date of grant thereof (the "Option Term") and may be subject to such vesting scheduling as the Plan Administrator may provide in an Award Agreement. No Incentive Stock Option shall be exercisable after the expiration of its Option Term.

      Section 3.5. Maximum Amount of Incentive Stock Option Grant. The aggregate fair market value (determined on the date the Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options first become exercisable by an Optionee during in any calendar year (under all plans of the Optionee's employer corporations and their parent and subsidiary corporations) shall not exceed $100,000.

      Section 3.6. Death of Optionee.

            (a) Upon the death of the Optionee, any Incentive Stock Option exercisable on the date of death may be exercised by the Optionee's estate or by a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining Option Term of the Incentive Stock Option and one year after the Optionee's death.

            (b) The provisions of this Section shall apply notwithstanding the fact that the Optionee's employment may have terminated prior to death, but only to the extent of any Incentive Stock Options exercisable on the date of death.

      Section 3.7. Retirement or Disability. Unless otherwise provided in an Award Agreement or otherwise agreed to by the Plan Administrator, upon the termination of the Optionee's employment by reason of permanent disability or retirement (as each is determined by the Plan Administrator), the Optionee may exercise any Incentive Stock Options, provided such option exercise occurs within both (i) the remaining Option Term of the Incentive Stock Option and (ii) one year (in the case of permanent disability) or three months (in the case of retirement). Notwithstanding the terms of an Award Agreement, the tax treatment available pursuant to Section 422 of the Internal Revenue Code of 1986 (the "Code") upon the exercise of an Incentive Stock Option shall not be available to an Optionee who exercises any Incentive Stock Options more than (i) one year after the date of termination of employment due to permanent disability or (ii) three months after the date of termination of employment due to retirement.

      Section 3.8. Termination for Other Reasons. Unless otherwise provided in an Award Agreement or otherwise agreed to by the Plan Administrator, except as provided in Sections 3.6 and 3.7, upon termination of the Optionee's employment by reason other than cause (as determined by the Plan Administrator), the Optionee may exercise any Incentive Stock Options, provided such option exercise occurs within both (i) the remaining Incentive Option Term of the Stock Option and (ii) 30 days of the date of termination.

      Section 3.9. Termination for Cause. Unless otherwise provided in an Award Agreement or otherwise agreed to by the Plan Administrator, except as provided in Sections 3.6, 3.7 and 3.8, all Incentive Stock Options shall terminate immediately upon the termination of the Optionee's employment.

      Section 3.10. Code Requirements. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Code
Section 422. Anything in the Plan to the contrary


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notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Code Section 422, unless the participant has first requested the change that will result in such disqualification.

                      ARTICLE IV. PERFORMANCE SHARE AWARDS

      Section 4.1. Awards Granted by Plan Administrator. Coincident with or following designation for participation in the Plan, a participant may be granted Performance Shares. Certificates representing Performance Shares shall be issued to the participant effective as of the date of the Award. Holders of Performance Shares shall have all of the voting, dividend and other rights of stockholders of the Company, subject to the terms of any Award Agreement.

      Section 4.2. Amount of Award. The Plan Administrator shall establish a maximum amount of a participant's Award, which amount shall be denominated in shares of Common Stock.

      Section 4.3. Communication of Award. Written notice of the maximum amount of a participant's Award and the Performance Cycle determined by the Plan Administrator, if any, shall be given to a participant as soon as practicable after approval of the Award by the Plan Administrator. The grant of Performance Shares shall be evidenced by a written Award Agreement, executed by the Company and the recipient of Performance Shares, in such form as the Plan Administrator may from time to time determine, providing for the terms of such grant.

      Section 4.4. Amount of Award Payable. Performance Shares may be granted based upon past performance or future performance. In addition to any other restrictions the Plan Administrator may place on Performance Shares, the Plan Administrator may, in its discretion, provide that Performance Shares shall vest upon the satisfaction of performance targets to be achieved during an applicable "Performance Cycle." Failure to satisfy the performance targets may result, in the Plan Administrator's discretion as set forth in an Award Agreement, in the forfeiture of the Performance Shares by the participant and the return of such shares to the Company, or have any other consequence as determined by the Plan Administrator. Performance targets established by the Plan Administrator may relate to corporate, group, unit or individual performance and may be established in terms of market price of common stock, cash flow or cash flow per share, reserve value or reserve value per share, net asset value or net asset value per share, earnings, or such other measures or standards determined by the Plan Administrator. Multiple performance targets may be used and the components of multiple performance targets may be given the same or different weight in determining the amount of an Award earned, and may relate to absolute performance or relative performance measured against other groups, units, individuals or entities. The Plan Administrator may also establish that none, a portion or all of a participant's Award will vest (subject to Section 4.5) for performance which falls below the performance target applicable to such Award. Certificates representing Performance Shares shall bear a legend restricting their transfer and requiring the forfeiture of the shares to the Company if any performance targets or other conditions to vesting are not met. The Plan Administrator may also require a participant to deliver certificates representing unvested Performance Shares to the Company in escrow until the Performance Shares vest.

      Section 4.5. Payments of Awards. Following the conclusion of each Performance Cycle, the Plan Administrator shall determine the extent to which performance targets have been attained, and the satisfaction of any other terms and conditions with respect to vesting an Award relating to such Performance Cycle. Subject to the provisions of Section 6.3, to the extent the Plan Administrator determines Performance Shares have vested, the Company shall issue to the participant certificates representing vested shares free of any legend regarding performance targets or forfeiture in exchange for such participant's legended certificates.

      Section 4.6. Termination of Employment. Unless the Award Agreement provides for vesting upon death, disability, retirement or termination of employment, upon any such termination of employment of a participant prior to vesting of Performance Shares, all outstanding and unvested Awards of Performance Shares to such participant shall be canceled, shall not vest and shall be returned to the Company.

      Section 4.7. Transfer Restriction. Unless otherwise provided in an Award Agreement or otherwise agreed to by the Plan Administrator, any Award Agreement providing for the issuance of Performance Shares to any person who, at the time of grant, is subject to the restrictions of Section 16(b) of the Exchange Act, shall provide that such Common Stock cannot be resold for a period of six months following the grant of such Performance Shares.


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                           ARTICLE V. AUTOMATIC GRANTS

      Section 5.1. Grant. Each director who is not an employee of the Company, its subsidiaries, affiliates and managers shall on the date on which he or she is initially elected or appointed a director of the Company, be granted a Stock Option to purchase 5,000 shares of Common Stock for the fair market price on the date of such grant, for an Option Term of ten years. Thereafter, on the first business day following the Annual Meeting of Stockholders of each subsequent year in which such person is still serving as a director (whether or not such director's term has been continuous), he or she shall automatically be granted a Stock Option to purchase an additional 5,000 shares of Common Stock for the fair market price on the date of such grant for an Option Term of ten years.

      Section 5.2. Applicable Provisions. The provisions of Section 2.7(a) relating to the death of a director shall apply to options granted under Section
5.1 and the Plan Administrator may not agree to the contrary in an Award Agreement or otherwise. The provisions of Subsections 2.7(b), (c) and (d) relating to disability and other termination of employment shall not apply to options granted under Section 5.1, and the failure to be re-elected as a director of the Company shall not effect the Stock Options granted under this Section.

                            ARTICLE VI. MISCELLANEOUS

      Section 6.1. General Restriction. Each Award under the Plan shall be subject to the requirement that, if at any time the Plan Administrator shall determine that (i) the listing, registration or qualification of the shares of Common Stock which is the subject of such Award is necessary under the rules and regulations of any securities exchange or under any state or Federal law, or
(ii) the consent or approval of any government regulatory body is necessary as a condition of, or in connection with, the granting of such Award or the issue or purchase of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained.

      Section 6.2. Non-Assignability. No Award under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. During the life of the recipient, such Award shall be exercisable only by such person or by such person's guardian or legal representative.

      Section 6.3. Withholding Taxes. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may issue, transfer or vest only such number of shares of the Company net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

      Section 6.4. Right to Terminate Employment. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such participant.

      Section 6.5. Non-Uniform Determinations. The Plan Administrator's determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

      Section 6.6. Rights as a Stockholder. The recipient of any Award under the Plan shall have no rights as a stockholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

      Section 6.7. Definitions. In this Plan the following definitions shall apply:

            (a) "Award" shall mean a grant of Stock Options, Incentive Stock Options or Performance Shares under the Plan.

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            (b) "Fair market value" as of any date and in respect of any share of Common Stock means the average of the high and low sales price on such date or on the next business day, if such date is not a business day, of a share of Common Stock reflected in the consolidated trading tables of The Wall Street Journal provided that, if shares of Common Stock shall not have been traded on the National Association of Securities Dealers, Inc. Automated Quotation System/National Market System or other public securities market for more than 10 days immediately preceding such date, the fair market value of shares of Common Stock shall be as determined by the Plan Administrator in such other manner as it may deem appropriate. In no event shall the fair market value of any share of Common Stock be less than its par value.

            (c) "Non-Employee Director" shall mean a director who (i) is not an officer of the Company or a parent or subsidiary of the Company, or otherwise employed by the Company or parent or subsidiary of the Company;
      (ii) does not receive compensation, either directly or indirectly, from the Company or a parent or subsidiary of the Company, for services rendered as a consultant or in any capacity other than as a director, except for an amount not exceeding $60,000; (iii) does not possess an interest in any transaction for which disclosure would be required under
      Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended ("Securities Act"); or (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K of the Securities Act.

            (d)   "Option" means a Stock Option or Incentive Stock Option.

            (e) "Option price" means the purchase price per share of Common Stock deliverable upon the exercise of a Stock Option or Incentive Stock Option.

            (f) "Performance Cycle" means the period of time, if any, as specified by the Plan Administrator over which Performance Shares are to be vested.

      Section 6.8. Leaves of Absence. The Plan Administrator shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Award. Without limiting the generality of the foregoing, the Plan Administrator shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on Awards under the Plan theretofore made to any recipient who takes such leave of absence.

      Section 6.9. Newly Eligible Employees. The Plan Administrator shall be entitled to make such rules, regulations, determinations and Awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of an Award or incentive period.

      Section 6.10. Adjustments. In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Plan Administrator may appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to Options or Performance Shares theretofore granted under the Plan, and any and all other matters deemed appropriate by the Plan Administrator.

      Section 6.11.  Changes in the Company's Capital Structure.

            (a) The existence of outstanding Options or Performance Shares shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

            (b) If, while there are outstanding Options, the Company shall effect a subdivision or consolidation of shares or other increase or reduction in the number of shares of the Common Stock outstanding without receiving compensation therefor in money, services or property, then, subject to the provisions, if any, in the Award Agreement (a) in the event of an increase in the number of such


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
      shares outstanding, the number of shares of Common Stock then subject to Options hereunder shall be proportionately increased; and (b) in the event of a decrease in the number of such shares outstanding the number of shares then available for Option hereunder shall be proportionately decreased.

            (c) After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, (i) each holder of an outstanding Option shall, at no additional cost, be entitled upon exercise of such Option to receive (subject to any required action by stockholders) in lieu of the number of shares as to which such Option shall then be so exercisable, the number and class of shares of stock, other securities or consideration to which such holder would have been entitled to receive pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of the Company equal to the number of shares as to which such Option had been exercisable and (ii) unless otherwise provided by the Plan Administrator, the number of shares of Common Stock, other securities or consideration to be received with respect to unvested Performance Shares shall continue to be subject to the Award Agreement, including any vesting provisions thereof.

            (d) If the Company is about to be merged into or consolidated with another corporation or other entity under circumstances where the Company is not the surviving corporation, or if the Company is about to sell or otherwise dispose of substantially all of its assets to another corporation or other entity while unvested Performance Shares or unexercised Options remain outstanding, then the Plan Administrator may direct that any of the following shall occur:

                   (i) If the successor entity is willing to assume the
            obligation to deliver shares of stock or other securities after the effective date of the merger, consolidation or sale of assets, as the case may be, each holder of an outstanding Option shall be entitled to receive, upon the exercise of such Option and payment of the option price, in lieu of shares of Common Stock, such shares of stock or other securities as the holder of such Option would have been entitled to receive had such Option been exercised immediately prior to the consummation of such merger, consolidation or sale, and the terms of such Option shall apply as nearly as practicable to the shares of stock or other securities purchasable upon exercise of the Option following such merger, consolidation or sale of assets;

                  (ii) The Plan Administrator may waive any limitations set
            forth in or imposed pursuant to this Plan or any Award Agreement with respect to such Option or Performance Share such that (A) such Option shall become exercisable prior to the record or effective date of such merger, consolidation or sale of assets or (B) the vesting of such Performance Share shall occur upon such merger, consolidation or sale of assets; and/or

                 (iii) The Plan Administrator may cancel all outstanding Options as of the effective date of any such merger, consolidation or sale of assets provided that prior notice of such cancellation shall be given to each holder of an Option at least 30 days prior to the effective date of such merger, consolidation or sale of assets, and each holder of an Option shall have the right to exercise such Option in full during a period of not less than 30 days prior to the effective date of such merger, consolidation or sale of assets.

            (e) Except as herein provided, the issuance by the Company of Common Stock or any other shares of capital stock or securities convertible into shares of capital stock, for cash, property, labor done or other consideration, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.

      Section 6.12. Amendment of the Plan. Subject to Section 3.11, the Board of Directors may, without further approval by the stockholders and without receiving further consideration from the participants, amend this Plan or condition or modify Awards under this Plan, including increases to the number of shares which may be covered by Awards under this Plan.

      Section 6.13. No Loss of Rights of Grantee of an Award. Nothing in this Plan shall give the Plan Administrator or any other person the right, power or authority to change, amend, alter or repeal the terms of any Award granted under this Plan, except as otherwise expressly set forth in the grant of such Award, without the prior written consent of the grantee of such Award.


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